UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011
Petroleum Development Corporation
(Doing Business as PDC Energy)
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-7246 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-860-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 27, 2011, Petroleum Development Corporation (dba PDC Energy) (the “Company”), executed that certain First Amendment to the Gas Purchase Agreement among the Company, Riley Natural Gas Company, a wholly-owned subsidiary of the Company (“Riley”), and Williams Production RMT Company LLC (“Williams”), dated and effective as of June 1, 2011 (the “Agreement”). The Agreement amends that certain Gas Purchase Agreement dated June 1, 2006 between the Company, Riley and Williams (the “Original Agreement”), which reflects the terms and conditions whereby PDC sells and Williams purchases PDC’s natural gas production from its various Colorado leases which are located in the Piceance Basin in Western Colorado. The Agreement amends the Original Agreement in that it revises the annual minimum volume commitments for PDC gas deliveries to Williams over the life of the Original Agreement to reduce the commitment volume in the early years of the contract term in exchange for increased volume commitment in the latter years of the contract term. The other terms of the Original Agreement remain unchanged.
     The foregoing summary of the Agreement in this Current Report on Form 8-K is qualified in its entirety to the full text of the Agreement, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 10.1†
First Amendment to the Gas Purchase Agreement between Williams Production RMT Company LLC and Riley Natural Gas Company and Petroleum Development Corporation, executed July 27, 2011, dated and effective as of June 1, 2011.

† Confidential portions of this document have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2011

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1†
First Amendment to the Gas Purchase Agreement between Williams Production RMT Company LLC and Riley Natural Gas Company and Petroleum Development Corporation, executed July 27, 2011, dated and effective as of June 1, 2011.

† Confidential portions of this document have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.